Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2016 relating to the financial statements of Ritter Pharmaceuticals, Inc. (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern) and to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

August 11, 2016